                                                                    EXHIBIT 99.1

Media Contact                                     At j2 Global Communications
-------------                                     ---------------------------
Jenni Benzaquen/Steven Greene                     Jeff Adelman or Scott Turicchi
Sperling Greene Associates                        j2 Global Communications, Inc.
310-548-5493/201-871-0856                         (323) 372-3617
jenni benzaquen@hotmail.com                       investorinfo@j2.com
----------------------------                      -------------------

             j2 Global Communications, Inc. Reports Q3 2001 Revenues
                          Increased 163% from Q3 2000
             EBITDA Grew to a Positive $883,000, Marking j2's Sixth
                   Consecutive Quarter of EBITDA Improvement

HOLLYWOOD, California, October 22, 2001 -- j2 Global Communications, Inc. (NASDAQ: JCOM), a pioneer in unified messaging and communications services, today reported financial results for the third quarter ended September 30, 2001. Third quarter revenues for the Company rose 163% vs. last year and revenues grew 9.3% vs this year's second quarter. EBITDA was $883,000 vs. prior year $(4,658,000) and rose 51.9% vs. the second quarter of this year. In addition, earnings (before amortization of goodwill and intangibles) were $270,000 vs. prior year $(4,767,000) and rose more than ten fold vs. the second quarter of this year.

Key financial results for the quarter and comparisons versus the year-ago quarter are as follows:


                                                     Quarter         Quarter
                                                      ended           ended
                                                      Q3 '01          Q3 '00
                                                   ------------   -------------
Revenues                                           $8.6 million    $3.3 million
Gross Profit                                       $5.2 million    $1.6 million
EBITDA  (Loss)                                     $0.9 million   ($4.7 million)
Earnings (Loss)                                    $0.3 million   ($4.8 million)
(Before amortization of goodwill and intangibles)
Earnings (Loss) Per Share                             $0.02          ($0.53)
(Before amortization of goodwill and intangibles)

The financial results set forth above are inclusive of eFax.com from November 29, 2000, the date j2 acquired eFax.com.

"Our excellent third quarter results confirm again the strength of our company," said Richard Ressler, j2's Chairman. "In the second quarter our revenue grew to a level resulting in $25,000 of earnings before amortization of goodwill and intangibles. In the third quarter those economies of scale, combined with our seventeenth consecutive quarter of revenue growth, resulted in a more than ten-fold increase in earnings before amortization of goodwill and intangibles. These results demonstrate the power of our business model, as over 41% and 33%, respectively, of our quarter-to-quarter revenue increase fell right to the EBITDA and Earnings (before amortization of goodwill and intangibles) lines."

"We are extremely pleased with our third quarter financial performance, especially in light of the parade of negative economic news that has followed the tragic events of September 11th," said Scott Jarus, President of j2. "Even more important, we continued to solidify our position as the premier provider of easy to use, cost effective and secure unified messaging and communications solutions."

j2's third quarter conference call will be broadcast live over the Internet on October 22, 2001 at 4:30 p.m. Eastern. During the call, the Company will review its presentation for investors, which will be posted on the Company's Website at www.j2.com and filed with the Securities and Exchange Commission pursuant to
----------
Regulation FD.

    What:     j2 Global Communications, Inc. Third Quarter Earnings Release

    When:     October 22, 2001, 4:30 p.m. Eastern

    Where:    http://www.videonewswire.com/event.asp?id=1551
              ----------------------------------------------

    How: Live over the Internet -- Simply log on to the Web at the address above

    Contact:  Scott Turicchi at investorinfo@j2.com
                                -------------------

Questions for the call will be taken via email at investorinfo@j2.com, and can
                                                  -------------------
be sent at anytime prior to or during the Webcast.

If you are unable to participate during the live Webcast, the call and the presentation will be archived at http://www.videonewswire.com/event.asp?id=1551.
                                 ----------------------------------------------

(Minimum Requirements to listen to broadcast: The Windows Media Player software, downloadable free from www.microsoft.com/windows/windowsmedia/EN/default.asp,
                       -----------------------------------------------------
and at least a 28.8Kbps connection to the Internet. If you experience problems listening to the broadcast, send an email to isproducers@prnewswire.com.)
                                             --------------------------

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. Such statements can be identified by terminology such as "may," "will," "is confident," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or comparable terms. These statements are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including final adjustments made in closing the quarter and those identified in the Company's filings with the SEC.

About j2 Global Communications

Founded in 1995, j2 Global Communications, Inc. is a leading provider of enhanced value-added messaging and communications services with over 4.6 million customers around the world. j2's access network spans 550 cities in 14 countries on 4 continents. The Company sells its patented services through three distinct sales channels: Web, Corporate and Licensed Services; and markets those services under the eFax(R) and jConnect(TM) brands. j2's industry accolades include the Deloitte & Touche Fast 50 Award, Forbes Best of the Web Award, PC Magazine's Top 100 Websites Award, British Telecom's Tech Award and many others.

For more information about j2, please visit www.j2.com.
                                            ----------
                         j2 GLOBAL COMMUNICATIONS, INC.
                Condensed Consolidated Statement of Operations
                                   (Unaudited)
                    (in thousands, except per share amounts)

                                                            Three months ended             Nine months ended
                                                               September 30,                 September 30,
                                                         -------------------------     -------------------------
                                                             2001           2000          2001            2000
                                                         ----------      ---------     ----------      ---------
Revenues
       Subscriber                                        $    8,329      $   3,266     $   22,034          9,139
       Hardware                                                --             --              742           --
       Other                                                    268           --              896           --
                                                         ----------      ---------     ----------      ---------
       Total revenue                                          8,597          3,266         23,672          9,139

Cost of revenue
       Subscriber                                             3,387          1,709          9,504          4,747
       Other                                                   --             --              450           --
                                                         ----------      ---------     ----------      ---------
       Total cost of revenue                                  3,387          1,709          9,954          4,747

       Gross profit                                           5,210          1,557         13,718          4,392

Operating expenses:
       Sales and marketing                                    1,125          2,549          3,313          7,167
       Research and development                                 709            767          1,890          2,120
       General and administrative                             3,381          3,711         10,600         11,483
       Amortization of goodwill and other intangibles         1,727          1,141          5,197          2,942
                                                         ----------      ---------     ----------      ---------
       Total operating expenses                               6,942          8,168         21,000         23,712

Operating Loss                                               (1,732)        (6,611)        (7,282)       (19,320)

Other income (expense), net                                     275            703          1,076          2,178

Net Loss                                                     (1,457)        (5,908)        (6,206)       (17,142)
                                                         ----------      ---------     ----------      ---------

Net loss attributable to common stockholders             $   (1,457)     $  (5,908)    $   (6,206)       (17,142)
                                                         ==========      =========     ==========      =========

Basic  and diluted net loss per common share:

       Loss before acquisition related amortization
         of goodwill and other intangibles               $     0.02      $   (0.53)    $    (0.09)         (1.60)
       Loss from amortization of goodwill and other
         intangibles                                          (0.15)         (0.13)         (0.47)         (0.32)
                                                         ----------      ---------     ----------      ---------

       Net Loss Per Share                                $    (0.13)     $   (0.66)    $    (0.56)     $   (1.92)
                                                         ==========      =========     ==========      =========
Weighted average shares outstanding                      11,239,198      9,005,895     11,126,514      8,897,921
                                                         ==========      =========     ==========      =========

                         j2 GLOBAL COMMUNICATIONS, INC.
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)
                                 (in thousands)

ASSETS                                                  September 30, 2001        December 31, 2000
                                                        ------------------        -----------------

          Cash and cash equivalents                     $           22,816        $          23,824
          Short-term investments                                         0                    1,963
          Accounts receivable, net                                   2,865                    2,443
          Prepaid expenses and other                                 2,273                    2,047
                                                        ------------------        -----------------

          Total current assets                                      27,954                   30,277

          Furniture, fixtures and equipment, net                     5,629                    6,214
          Goodwill, net                                             16,857                   20,759
          Other purchased intangibles, net                           1,771                    2,945
          Long-term investments                                          0                    2,320
          Other assets                                               1,835                    2,790

                                                        ------------------        -----------------
          Total assets                                  $           54,046        $          65,305
                                                        ==================        =================

LIABILITIES AND STOCKHOLDERS' EQUITY

          Accounts payable and accrued expenses         $            3,440        $           5,298
          Accrued exit costs                                         1,098                    2,106
          Deferred revenue                                           1,117                    1,485
          Current portion of capital lease payable                     390                      295
          Current portion of long-term debt                            761                    1,285
          Other                                                        282                      132

                                                        ------------------        -----------------
          Total current liabilities                                  7,088                   10,601

          Capital lease obligations                                      0                      168
          Long-term debt                                                 0                      416

                                                        ------------------        -----------------
          Total liabilities                                          7,088                   11,185

          Redeemable common stock                                        0                    7,065
          Common stock subject to put option                           998                      998

          Total stockholders' equity                                45,960        $          46,057
                                                        ------------------        -----------------

          Total liabilities and stockholders' equity    $           54,046        $          65,305
                                                        ==================        =================
